CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

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
                                                                   YEAR ENDED DECEMBER 31,                      NINE MONTHS
                                                                                                                SEPTEMBER 30,
EXCLUDING INTEREST ON DEPOSITS:                      1998       1997       1996       1995       1994         1999         1998
                                                    ------     ------     ------     ------     ------       ------       ------
FIXED CHARGES:
  INTEREST EXPENSE (OTHER THAN
    INTEREST ON DEPOSITS)                           15,849     14,911     12,362     13,488     13,532       10,385       12,425
  INTEREST FACTOR IN RENT EXPENSE                      394        301        282        275        302          212          222
  DIVIDENDS--PREFERRED STOCK                           332        433        505        800        704          181          265
                                                    ------     ------     ------     ------     ------       ------       ------

    TOTAL FIXED CHARGES                             16,575     15,645     13,149     14,563     14,538       10,778       12,912
                                                    ------     ------     ------     ------     ------       ------       ------
INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES        9,269     10,750     11,087      8,914      5,656       11,757        8,207
  OTHER                                                 --         --          1         --         --           --           --
  FIXED CHARGES (EXCLUDING PREFERRED
    STOCK DIVIDENDS)                                16,243     15,212     12,644     13,763     13,834       10,597       12,647

                                                    ------     ------     ------     ------     ------       ------       ------
    TOTAL INCOME                                    25,512     25,962     23,732     22,677     19,490       22,354       20,854
                                                    ======     ======     ======     ======     ======       ======       ======

RATIO OF INCOME TO FIXED CHARGES
  EXCLUDING INTEREST ON DEPOSITS                      1.54       1.66       1.80       1.56       1.34         2.07         1.62
                                                    ======     ======     ======     ======     ======       ======       ======
INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
  INTEREST EXPENSE                                  27,495     24,524     21,336     22,390     22,528       18,583       20,810
  INTEREST FACTOR IN RENT EXPENSE                      394        301        282        275        302          212          222
  DIVIDENDS--PREFERRED STOCK                           332        433        505        800        704          181          265
                                                    ------     ------     ------     ------     ------       ------       ------

     TOTAL FIXED CHARGES                            28,221     25,258     22,123     23,465     23,534       18,976       21,297
                                                    ------     ------     ------     ------     ------       ------       ------
INCOME:
  INCOME BEFORE TAXES, MINORITY INTEREST
  AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES        9,269     10,750     11,087      8,914      5,656       11,757        8,207
  OTHER                                                 --         --          1         --         --           --           --
  FIXED CHARGES (EXCLUDING PREFERRED
     STOCK DIVIDENDS)                               27,889     24,825     21,618     22,665     22,830       18,795       21,032
                                                    ------     ------     ------     ------     ------       ------       ------

     TOTAL INCOME                                   37,158     35,575     32,706     31,579     28,486       30,552       29,239
                                                    ======     ======     ======     ======     ======       ======       ======
RATIO OF INCOME TO FIXED CHARGES
  INCLUDING INTEREST ON DEPOSITS                      1.32       1.41       1.48       1.35       1.21         1.61         1.37
                                                    ======     ======     ======     ======     ======       ======       ======
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